Exhibit 4.5

FORM OF LOCK-UP AGREEMENT

_________________, 2021

Rockley Photonics Holdings Limited

3rd Floor 1 Ashley Road

Altrincham, Chesire

United Kingdom, QA14 2DT

Ladies and Gentlemen:

The undersigned understands that Rockley Photonics Holdings Limited (“Rockley”) has entered into a Business Combination Agreement, dated as of March 19, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Rockley, SC Health Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“SPAC”), Rockley Mergersub Limited, an exempted company incorporated in the Cayman Islands with limited liability and a direct wholly owned subsidiary of Rockley (“Merger Sub”) that was formed for the purposes of consummating the transactions contemplated by the Business Combination Agreement and Rockley Photonics Limited, a company incorporated under the laws of England and Wales with company number 08683015 (“Target”), pursuant to which, among other things, (a) the Target will became a wholly-owned subsidiary of Rockley, and (b) Merger Sub, merged with and into SPAC (the “Merger”), with SPAC continuing as the surviving corporation as a direct, wholly owned subsidiary of Rockley, (the “Business Combination”). Pursuant to, and subject to the terms of, the Business Combination Agreement and upon consummation of the Merger (the “Closing”), the undersigned will receive shares of Rockley’s Ordinary Shares, nominal value $0.00001 per share.

As a material inducement for the parties referenced above to consummate the Merger and the Business Combination, the undersigned agrees that, without the prior written consent of Rockley, the undersigned shall not Transfer (as defined below) any Lock-up Shares (as defined below) prior to the end of the Lock-up Period (as defined below).

“Lock-up Shares” shall mean any and all Ordinary Shares, nominal value $0.00001 per share, of Rockley (the “Ordinary Shares”) and any and all other equity securities convertible into or exercisable or exchangeable for Ordinary Shares held by the undersigned, whenever acquired, and any and all Ordinary Shares issued with respect to or in exchange for options, notes awards, and/or other securities held by the undersigned (other than Ordinary Shares acquired in the public market).

The Lock-Up Period will commence immediately upon the Closing and continue until, and include the date that is, 180 days after the date of the Closing (the “Lock-Up Period”).

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

Further, in connection with any underwritten offering of equity securities of Rockley following the date of the Closing, the undersigned shall not Transfer any Lock-up Shares (other than those included in such offering, if any), without the prior written consent of Rockley, during the ninety (90)-day period (or such shorter time agreed to between Rockley and the managing underwriters of such offering) beginning on the date of pricing of such offering (such period, the “Offering Lock-Up Period”), except as expressly permitted by any lock-up agreement executed by the undersigned with the managing underwriters or in the event the managing underwriters otherwise agree by written consent. The undersigned agrees to execute a customary lock-up agreement in favor of the underwriters to such effect.

Notwithstanding the provisions set forth in this Lock-Up Agreement, the undersigned may Transfer the Lock-up Shares during the Lock-up Period or during the Offering Lock-Up Period: (a) to (i) Rockley’s officers or directors, or (ii) any affiliates or family members of Rockley’s officers or directors; (b) if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) to another corporation, partnership, limited liability company, trust, syndicate, association or other business entity that controls, is controlled by or is under common control or management with the undersigned, or (ii) as a distribution to its partners, limited liability company members, equity holders or shareholders; (c) in the case of an individual, (i) by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, (ii) by virtue of laws of descent and distribution upon death of the individual, or (iii) pursuant to a qualified domestic relations order; (d) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (e) if an entity, to the partners, members or equity holders of the undersigned by virtue of the undersigned’s organizational documents, as amended, upon dissolution of the undersigned; (f) pursuant to bona fide pledges of Ordinary Shares as security or collateral in connection with any bona fide borrowing or incurrence of any indebtedness by the undersigned or any member of its group; provided, that if the undersigned is subject to any pre-clearance and trading policies of Rockley, the undersigned must also comply with any additional restrictions on the pledging of Ordinary Shares imposed on the undersigned by Rockley’s policies; (g) to Rockley; or (h) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by Rockley’s Board of Directors or a duly authorized committee thereof or other similar transaction which results in all of Rockley’s stockholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing. The parties acknowledge and agree that any permitted transferee who receives Lock-up Shares in accordance with this paragraph shall be subject to the transfer restrictions set forth in this Lock-Up Agreement with respect to the Lock-Up Shares upon and after acquiring such Lock-Up Shares; and any such transfer shall be conditioned upon such transferee acknowledging and agreeing to such restrictions.

The undersigned agrees that Rockley may (i) with respect to any Ordinary Shares or other Rockley securities for which the undersigned is the record holder, cause the transfer agent for Rockley to note stop transfer instructions with respect to such securities on the transfer books and records of Rockley and (ii) with respect to any Ordinary Shares or other Rockley securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for Rockley to note stop transfer instructions with respect to such securities on the transfer books and records of Rockley.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and Rockley or its affiliates may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned understands and Rockley agrees that if the Business Combination Agreement is terminated prior to the Closing, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further force or effect. The undersigned understands that Rockley is proceeding with the Business Combination in reliance upon this Lock-Up Agreement.

[Signature Page Follows]

Very truly yours,

By:
Name:
Address:

[Signature page to Rockley Photonics Holdings Limited Lock-up Agreement]